EXHIBIT 16.1

                         LETTER FROM DAVIDSON & COMPANY







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DAVIDSON & COMPANY               Chartered Accountants




June 11, 2003


OFFICE OF THE CHIEF ACCOUNTANT
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA 20549

Dear Sirs:

We have read the statements about our firm included under Item 4 in the Form 8-K dated June 4, 2003 of Timebeat.com Enterprises Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,



/s/ Davidson & Company

DAVIDSON & COMPANY
Chartered Accountants



                          A Member of SC INTERNATIONAL
                          ----------------------------
           1200-609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172